                                                                  Exhibit 99.1
Nordstrom 401(k) Plan &
Profit Sharing
Financial Statements as of December 31, 2004 and 2003, and for the Year Ended December 31,
2004, and Supplemental Schedule as of
December 31, 2004, and
Report of Independent Registered Public Accounting Firm

NORDSTROM 401(K) PLAN & PROFIT SHARING
-----------------------------------------------------------------------------

TABLE OF CONTENTS
                                                                  Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM              1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits
  as of December 31, 2004 and 2003                                   2

Statement of Changes in Net Assets Available for
  Benefits for the Year Ended December 31, 2004                      3

Notes to Financial Statements                                      4 - 8

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2004:

Schedule of Assets Held for Investment Purposes                      9

All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Administrative Committee
Nordstrom 401(k) Plan & Profit Sharing
Seattle, Washington

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan & Profit-Sharing (the "Plan") as of December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the year ended December 31, 2004. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 2004, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. Such supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic 2004 financial statements and, in our opinion, is fairly stated, in all material respects, when considered in relation to the basic financial statements taken as a whole.


June 27, 2005

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2004 AND 2003
(dollar amounts in thousands)

                                                          2004         2003
                                                       ----------   ----------
ASSETS:
 Participant-directed investments - at fair value      $1,269,831   $1,108,466
 Employer contributions receivable                         54,576       52,069
 Accrued interest and dividends receivable                    281          255
 Other assets                                               1,194        1,951
                                                       ----------   ----------
    Total assets                                        1,325,882    1,162,741

LIABILITIES - Trustee and administrative fees
 payable                                                      602          444
                                                       ----------   ----------

NET ASSETS AVAILABLE FOR BENEFITS                      $1,325,280   $1,162,297
                                                       ===========  ==========























The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2004
(dollar amounts in thousands)


ADDITIONS:
 Employer contributions                                     $   54,576
 Participant contributions                                      61,414

 Investment income:
  Net realized and unrealized investment gains                 113,063
  Investment income                                             30,421
                                                            ----------
    Total investment income                                    143,484
                                                            ----------
    Total additions                                            259,474

DEDUCTIONS:
 Benefit payments to participants                              (93,963)
 Trustee fees, administrative expenses, and other               (2,528)
                                                            ----------
    Total deductions                                           (96,491)
                                                            ----------

NET ADDITIONS                                                  162,983

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of year                                           1,162,297
                                                            ----------
 End of year                                                $1,325,280
                                                            ==========













The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
(dollar amounts in thousands)

1.  The Plan and Significant Accounting Policies

General-The Nordstrom 401(k) Plan & Profit Sharing (the "Plan"), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. Participants should refer to the Plan documents for a more complete description of the Plan's provisions. The following description is for informational purposes only and does not bind the Plan.

All employees in an eligible employment classification of Nordstrom, Inc. and participating subsidiaries (the "Company") are eligible to participate in the Plan. For purposes of eligibility for Company profit sharing and matching contributions, participation begins on the first day of the calendar month coinciding with or following the one-year anniversary from the employee's original hire date. For purposes of eligibility to make elective salary deferrals (401(k) contributions), participation begins on the first of the month coinciding with or following three full months of employment. The Plan also contains special eligibility provisions to ensure that all employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code.

Eligible employees who do not elect a different salary deferral contribution are automatically enrolled in the Plan beginning with their first eligible paycheck following the first anniversary of the employee's employment commencement date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage in accordance with the Plan.

For the Plan year ended December 31, 2004, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan Year (the "last day" requirement is waived if the participant terminates employment due to retirement, disability or death).

Effective January 1, 2004, the Plan was amended as follows:

to establish uniform eligibility criteria for Company profit sharing and matching contributions;

the automatic enrollment for elective salary deferrals takes effect on the first of the month after the first anniversary of the employee's employment commencement date;

to increase the maximum elective salary deferral percentage for non-highly compensated employees to 50% from 15% of eligible Plan compensation; and

to change the timing and availability rules for in-service distributions and hardship withdrawals.

Along with these design changes, the Plan's name was formally changed to the Nordstrom 401(k) Plan & Profit Sharing. The Plan was previously known as the Nordstrom Profit Sharing and 401(k) Retirement Plan.

Plan Contributions-

Profit Sharing Contributions-The Company's Board of Directors establishes the Company profit sharing contribution, if any, each year. The Board of Directors has complete discretion in determining the amount of the profit sharing contribution. Profit sharing contributions are invested in participant-directed investments or defaulted into the General Balanced Fund. The Company's contribution for each Plan year is allocated based on a weighting of years of service and eligible compensation among the actively employed participants who qualify for a profit sharing contribution. For Plan purposes, eligible compensation generally includes salary and wages paid for employee service, including bonuses and commissions and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Internal Revenue Code ($205,000 for the Plan Year ended December 31,
2004); participants should refer to the Plan document for specific details.

Employee 401(k) Contributions-Non-Highly Compensated Employees (NHCEs) may elect to defer 1% to 50% of eligible compensation on a pretax basis. The maximum elective salary deferral percentage for Highly Compensated Employees
(HCEs) is 15%. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis.

Company Matching Contributions-The Company's matching contribution consists of a match of 100% of eligible participants' elective contributions up to 4% of the participants' eligible compensation.

Investment Programs-Participants are able to direct their accounts (including Company matching contributions) within any of the available funds, which are listed in the accompanying Schedule of Assets Held for Investment Purposes.

Participation in Investment Activity-Individual accounts are credited daily with a pro rata share of investment income (loss) experienced by the respective Plan funds into which their account balances have been directed.

Vesting in the Plan-Employees who terminate employment due to retirement, death, or disability are 100% vested in their Plan accounts, regardless of years of service. On termination of employment for reasons other than retirement, disability, or death, the amounts credited to the accounts of participants are vested as follows:

Company Profit Sharing Contributions-Participants are 100% vested in Company profit sharing contributions attributable to years of service on and after January 1, 2000. For contributions received prior to January 1, 2000, participants are vested 20% after completing three years of service and will be credited with an additional 20% vesting for each additional year of service (1,000 hours of service in a Plan Year) until 100% vested at seven years.

Employee Contributions-Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.

Company Matching Contributions-Company matching contributions for employees hired prior to January 1, 2000, are 100% vested. Company matching contributions for employees whose first hour of service with the Company occurs on or after January 1, 2000 vest as follows: 33% after completing one year of service, 67% after two years of years of service, and 100% after three years of service.

Forfeitures-Forfeitures are used to offset future Company matching contributions and, to the extent any forfeitures remain, to offset future Company profit sharing contributions. During the years ended December 31, 2004 and 2003, employer contributions were offset by forfeitures of $2,357, and $3,779, respectively.

Benefits-On termination of service, a participant (or participant's beneficiary in the case of death) will receive the value of the vested interest in his or her account as a lump-sum distribution. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

Payment of Benefits-Benefits are recorded when paid.

Participant Loans-Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant's account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2004 range from 5% to 10.5% and are determined at the time the loan is approved. Principal and interest are paid semi-monthly through payroll deductions. Participants may pay monthly upon termination or leave of absence. Payment obligations are suspended for participants during periods of qualified military service. No more than two loans may be outstanding at any one time.

Trustees and Administrator of the Plan-The asset trustees of the Plan are Putnam Fiduciary Trust Company (all assets except the General Balanced Fund) and Wells Fargo Bank, N.A. (General Balanced Fund only).

The Plan is administered by the Company in conjunction with the Retirement
Committee, a seven-member committee appointed by the Board of Directors comprising the following individuals:
Mary D. Amundson      Division Vice President of Employee Benefits

Jammie Baugh          Executive Vice President, Human Resources,
                      Full-Line Stores

D. Wayne Gittinger    Partner, Lane Powell PC (a law firm)

Michael G. Koppel     Executive Vice President and Chief Financial Officer

Llynn (Len) A. Kuntz  Executive Vice President,
                      Washington/Alaska Regional Manager

Bruce A. Nordstrom    Chairman of the Board of Directors

Delena M. Sunday      Executive Vice President,
                      Human Resources and Diversity Affairs

Putnam Fiduciary Trust Company provided administrative services to the Plan for the year ended December 31, 2004.


Termination of the Plan-The Company reserves the right to suspend, discontinue, or terminate the Plan at any time. The Company may determine whether a suspension or discontinuance will or will not constitute termination of the Plan.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status-The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated October 4, 2004, that the Plan is designed in conformity with the applicable requirements of the Internal Revenue Code.

In a prior year, the Company identified some minor administrative issues with respect to the Plan and has worked to correct such issues through one of the IRS's voluntary correction programs. The IRS accepted the Company's proposed correction in August of 2004. The IRS approved corrections were completed in January of 2005 and the issue is now resolved.

Basis of Accounting-The accompanying financial statements have been prepared on the accrual basis of accounting.

Other Assets-This amount represents the cash surrender value of the New England Life Insurance policy. Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants.

Investment Income-Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net unrealized and realized investment gains and losses are calculated based upon the fair value at the beginning of the year of investments held at that date and the cost of investments purchased during the year.

Benefits Payable-Benefits payable to participants who have withdrawn from participation in the Plan as of December 31, 2004 and 2003, were $566 and $321, respectively.

2.  INVESTMENTS

The Plan's investments are held by the trustees and are recorded at fair value based on quoted market prices at December 31, 2004 and 2003, except for the Putnam Stable Value Fund, which is fully benefit responsive and is recorded at contract value, which approximates fair value. The following table presents the value of investments that represent 5% or more of the Plan's net assets recorded at December 31:

                                          2004                    2003
Investments at fair value:
  General Balanced Fund               $418,901                $412,497
  Nordstrom, Inc. common stock         135,777                 101,641
  EuroPacific Growth Fund              112,167                  87,154
  George Putnam Fund of Boston         110,676                  97,538
  Putnam Fund for Growth and Income     84,635                  72,633
  Putnam Vista Fund                          *                  66,375
  Bank of New York Small Cap Growth     77,644                       *

Investment at contract value:
  Putnam Stable Value Fund              90,390                  81,270

* Fund balance does not exceed 5% of Plan net assets.

During 2004, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value as follows:

Investments:
  Common stock                                $  36,741
  Mutual fund/Proprietary plan fund              71,373
  Common/collective trust                         4,371
  Brokerage assets                                  578
                                              ---------
                                              $ 113,063
                                              =========

The Putnam Stable Value Fund is a fully benefit responsive, guaranteed investment contract fund. The contract is included in the financial statements at contract value, which approximates fair value, as reported to the Plan by Putnam Fiduciary Trust Company. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average yield was approximately 4.5 percent for 2004 and 4.4 percent for 2003. The weighted average crediting interest rate was approximately 4.5 percent at December 31, 2004 and 4.6 percent at December 31, 2003.

3.  RELATED PARTY TRANSACTIONS

Putnam Fiduciary Trust Company and Wells Fargo Bank, N.A. are trustees of the Plan and manage certain Plan investments. As such, transactions in these investments qualify as party-in-interest transactions. Fees paid by the Plan to Putnam Fiduciary Trust Company and Wells Fargo Bank, N.A. amounted to $732 and $253, respectively, for 2004.

As a Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company's employer contributions to the plan qualify as party-in-interest transactions. These transactions are exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, miscellaneous reimbursement of direct expenses paid by the Plan to the Company for Plan operations and administration amounted to $72.

4.  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

                                                2004                 2003
Net assets available for benefits per the
  financial statements                    $1,325,280           $1,162,297
  Trustee and administrative fee payable         602                  444
  Certain deemed distributions of
    participant loans                           (595)                (547)
                                          ----------           ----------

  Net assets available for benefits per
    Form 5500                             $1,325,287           $1,162,194
                                          ==========           ==========


Nordstrom 401(k) Plan & Profit Sharing
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 2004
(dollar amounts in thousands)

Identity of issue,         Description of investment                      Current
  borrower, lessor         including maturity date,                       Value
  or similar party         rate of interest, collateral,
                           par, or maturity value
-----------------------------------------------------------------------------------

* Nordstrom, Inc           Nordstrom, Inc. common stock   Common stock    $135,778

  American Funds           American Funds Europacific     Mutual fund      112,167
                           Growth

* Putnam Fiduciary Trust   George Putnam Fund of Boston   Mutual fund      110,676
  Company

* Putnam Fiduciary Trust   Putnam Stable Value Fund       Common/           90,390
  Company                                                 collective trust

* Putnam Fiduciary Trust   Putnam Fund for Growth and     Mutual fund       84,635
  Company                  Income

  Bank of New York         Hamilton Small Cap Growth      Mutual fund       77,644
                           Fund

  Neuberger & Berman       Neuberger & Berman Genesis     Mutual fund       56,470
                           Trust

  Vanguard                 Institutional Index Fund       Mutual fund       47,992

  PIMCO                    PIMCO Large Cap RCM Fund       Mutual fund       34,472

  PIMCO                    PIMCO Total Return Fund        Mutual fund       33,931

  Self directed brokerage  Harris Direct Account          Brokerage assets   8,650

* Putnam Fiduciary Trust   Putnam Money Market Fund       Money market fund  1,614
  Company

* Putnam Fiduciary Trust                                  Pending cash          93
  Company                                                 account

                           General Balanced Fund

* Wells Fargo Bank         Short-term Investment Fund     Money market      22,975
                                                          fund


  Dodge & Cox              Dodge & Cox Income Fund        Mutual fund       62,672

  PIMCO                    PIMCO Total Return Fund        Mutual fund       83,460

  Capital Guardian         Capital Guardian               Mutual fund       62,908
                           International Equity
                           DC Master Fund

                                     -9-



  Capital Guardian         Capital Guardian               Mutual fund       41,961
                           US Large Cap

  Dodge & Cox              Dodge & Cox Stock Fund         Mutual fund       42,020

  Frank Russell            Frank Russell Tr Co            Mutual fund       42,250
                           Equity II Fund

  AC Moore Arts & Crafts   AC Moore Arts & Crafts         Common stock         251

  Abbott Labs              Abbott Labs                    Common stock       1,237

  Accredo Health, Inc.     Accredo Health, Inc.           Common stock         215

  Actel Corp.              Actel Corp.                    Common stock          37

  Acuity Brands, Inc.      Acuity Brands, Inc.            Common stock          29

  Adaptec, Inc.            Adaptec, Inc.                  Common stock          47

  Aeroflex, Inc.           Aeroflex, Inc.                 Common stock          88

  Aetna, Inc.              Aetna, Inc.                    Common stock         618

  Aflac, Inc.              Aflac, Inc.                    Common stock         637

  Agco Corp.               Agco Corp.                     Common stock         285

  Airgas, Inc.             Airgas, Inc.                   Common stock         183

  Alkermes, Inc.           Alkermes, Inc.                 Common stock          52

  Allegheny Technologies   Allegheny Technologies         Common stock          39

  American Final Group,    American Final Group, Inc.     Common stock         207
  Inc.

  American Greetings Corp. American Greetings Corp.       Common stock         210

  American Healthways,     American Healthways, Inc.      Common stock         169
  Inc.

  Amgen, Inc.              Amgen, Inc.                    Common stock         436

  Amsurg Corp.             Amsurg Corporation             Common stock         248

  Amylin Pharmaceuticals   Amylin Pharmaceuticals         Common stock          51

  Apache Corp.             Apache Corp.                   Common stock         406

  Apple Computer, Inc.     Apple Computer, Inc.           Common stock         457

  Aquantive, Inc.          Aquantive, Inc.                Common stock          52

  Atwood Oceanics, Inc.    Atwood Oceanics, Inc.          Common stock          89

  Avista Corp.             Avista Corp.                   Common stock         158

  Avnet, Inc.              Avnet, Inc.                    Common stock          75

  Avon Products, Inc.      Avon Products, Inc.            Common stock         414

  Belden CDT, Inc.         Belden CDT, Inc.               Common stock          75

  Bell Microproducts, Inc. Bell Microproducts, Inc.       Common stock         159

  Beverly Enterprises      Beverly Enterprises            Common stock         218

  Biogen Idec, Inc.        Biogen Idec, Inc.              Common stock         864

  Biosys Group, Inc.       Biosys Group, Inc.             Common stock         260

  BJ's Restaurants, Inc.   BJ's Restaurants, Inc.         Common stock          18

  Boston Private           Boston Private Financial       Common stock          56
  Financial Holding        Holding

  Bowater, Inc.            Bowater, Inc.                  Common stock         101

  Briggs & Stratton Corp.  Briggs & Stratton Corp.        Common stock         108

                                     -10-

  Broadcom Corporation     Broadcom Corporation           Common stock         613

  Brookline Bancorp, Inc.  Brookline Bancorp, Inc.        Common stock         210

  Buffalo Wild Wings, Inc. Buffalo Wild Wings, Inc.       Common stock          59

  Cadence Design Systems   Cadence Design Systems         Common stock         108

  Cambrex Corp.            Cambrex Corp.                  Common stock         251

  Casey's General Stores,  Casey's General Stores, Inc.   Common stock          79
  Inc.

  Charles River Labs       Charles River Labs             Common stock         189

  Cheesecake Factory, Inc. Cheesecake Factory, Inc.       Common stock          63

  Chesapeake Energy Corp.  Chesapeake Energy Corp.        Common stock         138

  Citigroup, Inc.          Citigroup, Inc.                Common stock       1,044

  Coach, Inc.              Coach, Inc.                    Common stock         496

  Cogent, Inc.             Cogent, Inc.                   Common stock          10

  Coherent, Inc.           Coherent, Inc.                 Common stock         110

  Columbia Sportswear,     Columbia Sportswear, Inc.      Common stock         197
  Inc.

  Commercial Cap Bancorp   Commercial Cap Bancorp         Common stock         109

  Commercial Fed. Corp.    Commercial Fed. Corp.          Common stock         166

  Community Banks, Inc.    Community Banks, Inc.          Common stock          25

  Conceptus, Inc.          Conceptus, Inc.                Common stock          68

  Convergy's Corp.         Convergy's Corp.               Common stock         277

  Costar Groups, Inc.      Costar Group, Inc.             Common stock         162

  CSX Corp.                CSX Corp.                      Common stock         228

  Cubist Pharmaceuticals   Cubist Pharmaceuticals         Common stock          19

  Cumulist Media, Inc.     Cumulist Media, Inc.           Common stock          37

  Danaher Corp.            Danaher Corp.                  Common stock         617

  Dell, Inc.               Dell, Inc.                     Common stock         819

  Dicks Sporting Goods,    Dicks Sporting Goods, Inc.     Common stock         207
  Inc.

  Digirard Corp.           Digirard Corp.                 Common stock          36

  Digital River, Inc.      Digital River, Inc.            Common stock          33

  Dime Community Bancorp,  Dime Community Bancorp, Inc.   Common stock          23
  Inc.

  Dot Hill Systems Corp.   Dot Hill Systems Corp.         Common stock         109

  East West Bancorp, Inc.  East West Bancorp, Inc.        Common stock          80

  Ebay, Inc.               Ebay, Inc.                     Common stock         430

  Education Management     Education Management Corp.     Common stock         141
  Corp.

  Emulex Corp.             Emulex Corp.                   Common stock         168

  Engelhard Corp.          Engelhard Corp.                Common stock         104

  Entegris, Inc.           Entegris, Inc.                 Common stock          67

  Excel Technology, Inc.   Excel Technology, Inc.         Common stock          23

  Exxon Mobile             Exxon Mobile Corporation       Common stock       1,039
  Corporation

                                     -11-

  Fairchild Semiconductor  Fairchild Semiconductor        Common stock          78

  Fedex Corporation        Fedex Corporation              Common stock         650

  Filenet Corp.            Filenet Corp.                  Common stock         131

  Flushing Financial       Flushing Financial Corp.       Common stock          56
  Corp.

  Formfactor, Inc.         Formfactor, Inc.               Common stock         141

  Forrester Research,      Forrester Research, Inc.       Common stock          54
  Inc.

  Franklin Resources,      Franklin Resources, Inc.       Common stock         697
  Inc.

  Fred's, Inc.             Fred's, Inc.                   Common stock         143

  Fuller HB Company        Fuller HB Company              Common stock          51

  F5 Networks, Inc.        F5 Networks, Inc.              Common stock         136

  General Electric Co.     General Electric Co.           Common stock       1,697

  Genitope Corp.           Genitope Corp.                 Common stock          35

  Gilhead Sciences, Inc.   Gilhead Sciences, Inc.         Common stock         808

  Gillette Company         Gillette Company               Common stock         814

  Golden West Financial    Golden West Financial Corp.    Common stock         651
  Corp.

  Goldman Sachs Group,     Goldman Sachs Group, Inc.      Common stock         325
  Inc.

  Goodrich Corporation     Goodrich Corporation           Common stock         189

  Greater Bay Bancorp      Greater Bay Bancorp            Common stock         107

  Grey Wolf, Inc.          Grey Wolf, Inc.                Common stock          62

  Harsco Corp.             Harsco Corp.                   Common stock         209

  Health Management        Health Management              Common stock         223
  Association, Inc.        Association, Inc.

  Hilton Hotels Corp.      Hilton Hotels Corp.            Common stock          94

  Hot Topic, Inc.          Hot Topic, Inc.                Common stock         184

  Idacorp, Inc.            Idacorp, Inc.                  Common stock         110

  Insight Enterprises,     Insight Enterprises, Inc.      Common stock         225
  Inc.

  International Speedway   International Speedway         Common stock         110

  Ipass, Inc.              Ipass, Inc.                    Common stock         121

  Ivax Corp.               Ivax Corp.                     Common stock         421

  Jamdat Mobile, Inc.      Jamdat Mobile, Inc.            Common stock          25

  Johnson & Johnson        Johnson & Johnson              Common stock         850

  Juniper Networks, Inc.   Juniper Networks, Inc.         Common stock         587


  Kemet Corp.              Kemet Corp.                    Common stock          34

  KFX, Inc.                KFX, Inc.                      Common stock          77

  Kirby Corp.              Kirby Corp.                    Common stock         107

  K2 Inc.                  K2 Inc.                        Common stock         216

  Lifepoint Hospitals,     Lifepoint Hospitals, Inc.      Common stock         132
  Inc.

  LTX Corp.                LTX Corp.                      Common stock          68

  M-Systems Flash Disk     M-Systems Flash Disk           Common stock          28

                                       -12-


  Macromedia, Inc.         Macromedica, Inc.              Common stock          53

  Manhattan Associates,    Manhattan Associates, Inc.     Common stock          60
  Inc.

  Manor Care, Inc.         Mantor Care, Inc.              Common stock         163

  Martek Biosciences       Mantek Biosciences Corp.       Common stock         133
  Corp.

  Maverick Tube Corp.      Maverick Tube Corp.            Common stock          30

  Medtronic, Inc.          Medtronic, Inc.                Common stock         839

  Men's Warehouse, Inc.    Men's Warehouse, Inc.          Common stock         248

  Merrill Lynch & Co.      Merrill Lynch & Co.            Common stock         695

  Metlife, Inc.            Metlife, Inc.                  Common stock         425

  Microsoft Corp.          Microsoft Corp.                Common stock         705

  MKS Instruments, Inc.    MKS Instruments, Inc.          Common stock          41

  Motorola, Inc.           Motorola, Inc.                 Common stock         686

  MCS Individual           MCS Individual Direct, Inc.    Common stock          83
  Direct, Inc.

  Mueller Industry, Inc.   Mueller Industry, Inc.         Common stock         233

  National Financial       National Financial Partners    Common stock         171
  Partners

  NCR Corporation          NCR Corporation                Common stock         509

  Neurocrine Biosciences   Neurocrine Biosciences         Common stock         108

  News Corp.               News Corp.                     Common stock         873

  Ninke, Inc.              Ninke, Inc.                    Common stock         880

  NPS Pharmaceuticals,     NPS Pharmaceuticals, Inc.      Common stock          51
  Inc.

  Nuvasive, Inc.           Nuvasive, Inc.                 Common stock          19

  Oceaneering              Oceaneering International      Common stock          82
  International Inc.       Inc.

  Olin Corp.               Olin Corp.                     Common stock          57

  Omnicare, Inc.           Omnicare, Inc.                 Common stock         412

  Oracle Corporation       Oracle Corporation             Common stock         993

  Overnite Corp.           Overnite Corp.                 Common stock          56

  Pacific Sunwear          Pacific Sunwear California     Common stock          53
  California

  Packeteer, Inc.          Packeteer, Inc.                Common stock         146

  Pactiv Corp.             Pactiv Corp.                   Common stock         106

  Paxar Corp.              Paxar Corp.                    Common stock         127

  Peets Coffee & Tea,      Peets Coffee & Tea, Inc.       Common stock         103
  Inc.

  Penney JC Inc.           Penney JC Inc.                 Common stock         625

  Pepsico, Inc.            Pepsico, Inc.                  Common stock         829

  Performance Food Group   Performance Food Group         Common stock         194

  Perot Systems Corp.      Perot Systems Corp.            Common stock         111

  PFF Bancorp              PFF Bancorp                    Common stock          37

  Phase Forward, Inc.      Phase Forward, Inc.            Common stock          26

  Phillips Van Heusen      Phillips Van Heusen Corp.      Common stock          23
  Corp.

                                     -13-

  Photon Dynamics, Inc.    Photon Dynamics, Inc.          Common stock          61

  Plexus Corp.             Plexus Corp.                   Common stock         116

  Princeton Review, Inc.   Princeton Review, Inc.         Common stock          21

  Proassurance             Proassurance Corporation       Common stock         153
  Corporation

  Proctor & Gamble         Proctor & Gamble Company       Common stock       1,001
  Company

  PSS World Medical,       PSS World Medical, Inc.        Common stock          64
  Inc.

  Puget Energy, Inc.       Puget Energy, Inc.             Common stock         378

  Pulitzer, Inc.           Pulitzer, Inc.                 Common stock          65

  Qualcomm, Inc.           Qualcomm, Inc.                 Common stock         339

  Radio One, Inc.          Radio One, Inc.                Common stock         132

  Radio Shack Corp.        Radio Shack Corp.              Common stock         115

  Raymond James            Raymond James Financial, Inc.  Common stock         223
  Financial, Inc.

  Regis Corp.              Regis Corp.                    Common stock         328

  Renal Care Group, Inc.   Renal Care Group, Inc.         Common stock         162

  Respironics, Inc.        Respironics, Inc.              Common stock         185

  RF Micro Devices, Inc.   RF Micro Devices, Inc.         Common stock          72

  RPM International, Inc.  RPM International, Inc.        Common stock         278

  RSA Security, Inc.       RSA Security, Inc.             Common stock         114

  Russell Corp.            Russell Corp.                  Common stock         246

  SAFECO Corp.             SAFECO Corp.                   Common stock         112

  Sapient Corp.            Sapient Corp.                  Common stock          28

  Scholastic Corp.         Scholastic Corp.               Common stock         196

  School Specialty, Inc.   School Specialty, Inc.         Common stock          62

  SCP Pool Corp.           SCP Pool Corp.                 Common stock         115

  SCS Transn, Inc.         SCS Transn, Inc.               Common stock          90

  Semtech Corp.            Semtech Corp.                  Common stock         204

  Shaw Group, Inc.         Shaw Group, Inc.               Common stock         511

  Skyworks Solutions,      Skyworks Solutions, Inc.       Common stock          69
   Inc.

  Smith International,     Smith International, Inc.      Common stock         392
  Inc.

  Spherion Corp.           Spherion Corp.                 Common stock          45

  Starbucks Corp.          Starbucks Corp.                Common stock         698

  Steward & Stevenson      Steward and Stevenson          Common stock         172
  Services                 Services

  Strayer Ed Inc.          Strayer ED Inc.                Common stock          55

  Superior Energy          Superior Energy Services,      Common stock         223
  Services, Inc.           Inc.

  Swift Transportation,    Swift Transportation, Inc.     Common stock         222
  Inc.

  Symantec Corp.           Symantec Corp.                 Common stock         663

  Symbol Technologies,     Symbol Technologies, Inc.      Common stock         183
  Inc.

  Target Corp.             Target Corp.                   Common stock         426


                                     -14-

  Tercica, Inc.            Tercica, Inc.                  Common stock          37

  Terex Corp.              Terex Corp.                    Common stock         133

  The Sports Authority     The Sports Authority           Common stock         269

  Timken Company           Timken Company                 Common stock         260

  Todco                    Todco                          Common stock          37

  Trimble Nav Ltd          Trimble Nav Ltd.               Common stock          36

  Tyco International Ltd.  Tyco International Ltd.        Common stock         842

  UCBH Holdings, Inc.      UCBH Holdings, Inc.            Common stock         211

  United National Foods,   United National Foods, Inc.    Common stock          46
  Inc.

  United Parcel Service    United Parcel Service          Common stock         932

  United Rental, Inc.      United Rental, Inc.            Common stock         309

  United Technologies,     United Technologies, Inc.      Common stock         444
  Corp

  United Health Group,     United Health Group, Inc.      Common stock         748
  Inc.

  Univision                Univision Communications       Common stock         218
  Communications

  UTI Worldwide, Inc.      UTI Worldwide, Inc.            Common stock         120

  Vectren Corp.            Vectren Corp.                  Common stock         111

  Vishay Intertechnology   Vishay Intertechnology         Common stock         119

  Vistacare, Inc.          Vistacare, Inc.                Common stock         125

  Wachovia Corp.           Wachovia Corp.                 Common stock         416

  Waddell & Reed           Waddell & Reed Financial       Common stock         108
  Financial

  Walgreen Co              Walgreen Co                    Common stock         845

  Werner Enterprises Inc.  Werner Enterprises, Inc.       Common stock          45

  West Marine, Inc.        West Marine, Inc.              Common stock          27

  Wild Oats Markets, Inc.  Wild Oats Markets, Inc.        Common stock         119

  Willis Group Holdings    Willis Group Holdings          Common stock         461

  Wilmington Tr Corp.      Wilmington Tr Corp.            Common stock          43

  Wilson Greatbatch Tech   Wilson Greatbatch Tech          Common stock         83

  Wolverine World Wide,    Wolverine World Wide, Inc.     Common stock          31
  Inc.

  WPS Res Corp.            WPS Res Corp.                  Common stock         122

  Wright Medical Group,    Wright Medical Group, Inc.     Common stock          80
   Inc.

  Wrigley WM Jr Company    Wrigley WM Jr Company          Common stock         443

  XTO Energy, Inc.         XTO Energy, Inc.               Common stock         439

  Yahoo, Inc.              Yahoo, Inc.                    Common stock       1,243

  Zions Bancorp            Zions Bancorp                  Common stock         435

  Zoll Medical Corp.       Zoll Medical Corp.             Common stock          86

  Zoran Corp.              Zoran Corp.                    Common stock          90

  Carnival Corp.           Carnival Corp.                 Common stock         818

  Core Laboratories        Core Laboratories              Common stock          61


                                     -15-

  Marvel Technology Group  Marvel Technology Group        Common stock         699

  Noble Corporation        Noble Corporation              Common stock         453

  Novartis AG - ADR        Novartis AG - ADR              Common stock         622

  Schlumberger Ltd. ADR    Schlumberger Ltd. ADR          Common stock         636

* Participant loans                                                         56,418

*Party-in-interest

                                     -16-